EXHIBIT 99.1

InfoSpace Announces Record Third Quarter Revenue and

Raises Full Year 2004 Guidance

Third Quarter Revenue Doubles Year-over-Year

BELLEVUE, Wash. (October 25, 2004) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended September 30, 2004.

Revenues for the third quarter of 2004 were $67.2 million, reflecting an increase of 115% over $31.2 million in revenues for the third quarter of 2003. Net income for the third quarter of 2004 was $13.4 million, or $0.37 per diluted share, versus net income of $1.6 million, or $0.05 per diluted share, in the third quarter of 2003.

Cash, cash equivalents, and marketable investments at September 30, 2004 totaled approximately $310 million, an increase of approximately $18 million from the second quarter of 2004. The Company had no debt obligations at the end of the quarter.

“Third quarter was a record revenue quarter for InfoSpace, and we are raising guidance for the fourth quarter,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “We are excited about our markets in search, directory and mobile, and look forward to continued growth.”

Third Quarter Highlights and Recent Developments

•	InfoSpace partnered with Virgin Mobile U.K., providing their subscribers with ringtones, graphics, wallpaper, games and TruTones™, as well as promotional marketing programs featuring artists and other specialized content. This marks InfoSpace’s first mobile content agreement in Europe.

•	InfoSpace acquired the assets of Atlas Mobile, a provider of multiplayer tournament-style games, such as Tetris® for Prizes™, Hold’em Poker for Prizes™ and Solitaire for Prizes™. The acquisition gives the Company established gaming distribution relationships with Verizon Wireless, Alltel, Midwest Wireless, U.S. Cellular and Western Wireless.

•	InfoSpace introduced several feature improvements to the Switchboard Web site, leveraging InfoSpace’s core metasearch capabilities to make searching for local businesses faster and easier. Improvements include the addition of a downloadable Switchboard Toolbar, a Web search tab with metasearch capabilities, enhanced zip code and area code searching, and classified advertising.

•	InfoSpace received Frost & Sullivan’s 2004 Mobile Music Product Suite of the Year Award, as part of Frost & Sullivan’s annual Excellence in Mobile Communications Awards.

Segment Information

Segment income for each reportable operating segment does not include allocations for general, administrative and other overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains or losses.

Search & Directory

Search & Directory revenues were $42.0 million in the third quarter of 2004, an increase of $18.2 million or 77% from the third quarter of 2003. The increase in revenue is due to growth in the search business as well as a full quarter of Switchboard’s operating results. During the quarter, total paid searches in North America for both Search and Directory were approximately 193 million, an increase of 38% from the prior year third quarter. Average revenue per paid search was approximately $0.17, an increase of 21% over the prior year third quarter. Search & Directory segment income was $18.5 million or 44% of revenues for the third quarter of 2004.

Mobile

Mobile revenues were $25.1 million in the third quarter of 2004, an increase of $19.5 million or 343% from the third quarter of 2003. The increase in revenue is due to growth in the Company’s media download business. Mobile segment income totaled $7.2 million or 28.5% of revenues for the third quarter of 2004.

Other Item

The Company today announced that Kendra VanderMeulen, executive vice president, InfoSpace Mobile, has resigned to pursue personal interests. “Kendra has been a valued member of our management team,” said Jim Voelker. “She was instrumental in helping the company identify growth opportunities within the mobile space and establish a leadership position in the delivery of mobile entertainment and information. We thank Kendra for her significant contributions and wish her well in her future endeavors.”

Outlook

The Company’s guidance excludes the potential impact of any future one-time gains or losses.

Fourth Quarter 2004 Outlook

For the fourth quarter of 2004 the Company expects revenue to be between $71.0 million and $73.0 million. The Company also expects income from continuing operations to be $14.0 million and fully diluted earnings per share of $0.38 (based on 37 million fully diluted shares).

Full Year 2004 Outlook

The Company is raising guidance for full year 2004. The Company expects revenue to be between $241.0 million and $243.0 million (up from previous guidance of $227.0 to $237.0 million). The Company expects income from continuing operations to be approximately $46 million (up from previous guidance of $36.0 to $40.0 million), and fully diluted earnings per share to be $1.27.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through November 8, 2004 at 7:30 p.m. Pacific/ 10:30 p.m. Eastern.

All information in this release is as of October 25, 2004. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) is a diversified technology and services company that develops Internet and wireless solutions for a wide range of customers. InfoSpace Search & Directory provides Web search and online directory products that help users find the information they need while creating opportunities for merchants. InfoSpace Mobile provides content and applications that enable carriers and content providers to efficiently develop and deliver mobile data services across multiple devices. More information can be found at http://www.infospaceinc.com.

# # #

CONTACTS:

Nancy Bacchieri

Vice President – Communications, InfoSpace, Inc.

(425) 201-8722

nancy.bacchieri@infospace.com

Amina Suchoski

Communications Manager, InfoSpace, Inc.

(425) 201-8681 – Office; (206) 229-0496 – Mobile

amina.suchoski@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include without limitation statements regarding the projected results of the Company’s strategic plan and efforts to achieve long-term sustainable growth; projected consolidated revenue and net income for the Company for the fourth quarter and full year. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Quarterly Report on Form 10-Q, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30, 2004(1)	September 30, 2003	September 30, 2004(1)	September 30, 2003
Revenues	$67,151	$31,232	$169,680	$93,200
Operating expenses(2):
Content and distribution costs	24,537	7,389	60,034	16,271
Systems and network operations	3,498	2,240	10,529	8,404
Product development	6,436	3,747	16,454	13,610
Sales and marketing	6,212	3,999	16,753	12,655
General and administrative	9,565	7,372	28,057	24,376
Depreciation	1,681	2,342	5,225	8,852
Amortization of intangible assets	3,061	1,622	6,804	4,867
Impairment of other intangible assets	—	1,151	—	1,151
Restructuring charges and other, net	(246)	1,405	(2,856)	15,830

Total operating expenses	54,744	31,267	141,000	106,016

Operating income (loss)	12,407	(35)	28,680	(12,816)
Gain (loss) on equity investments	(33)	74	425	(11,940)
Other income, net	1,000	681	3,161	7,470

Income (loss) from continuing operations before income taxes	13,374	720	32,266	(17,286)
Income tax benefit (expense)	(18)	85	(121)	152

Income (loss) from continuing operations	13,356	805	32,145	(17,134)
Income from discontinued operations, net of tax(3)	—	787	31,399	927

Net income (loss)	$13,356	$1,592	$63,544	$(16,207)

Earnings per share—Basic
Income (loss) from continuing operations	$0.42	$0.03	1.01	$(0.55)
Income from discontinued operations	$—	$0.02	0.98	$0.03

Net income (loss) per share	$0.42	$0.05	$1.99	$(0.52)

Weighted average shares outstanding used in computing basic net income (loss) per share	32,183	31,337	31,889	31,157

Earnings per share—Diluted
Income (loss) from continuing operations	$0.37	$0.03	$0.90	$(0.55)
Income from discontinued operations	$—	$0.02	$0.87	$0.03

Net income (loss) per share	$0.37	$0.05	$1.77	$(0.52)

Weighted average shares outstanding used in computing diluted net income (loss) per share	36,411	33,259	35,955	31,157

(1)	On June 3, 2004, the Company completed the acquisition of Switchboard Incorporated, and since the acquisition date, the Company's operating results include the results of Switchboard.
(2)	The Consolidated Statements of Operations have been revised to eliminate the caption cost of revenues, and separately present content and distribution costs, depreciation expense and systems and network operations costs. Content and distribution costs were previously included in cost of revenues and sales and marketing expense. Certain reclassifications have been made to the accounts for the three and nine months ended September 30, 2003 to conform to the current presentation. The reclassifications did not impact previously reported revenue, total operating expenses, operating income or net loss.
(3)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented and includes income of $2.3 million and gain on sale of $29.1 million for the nine months ended September 30, 2004.

InfoSpace, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$194,046	$223,858
Short-term investments, available-for-sale	46,111	71,465
Accounts receivable, net	44,763	24,585
Notes and other receivables, net	6,881	4,454
Payroll tax receivable	13,214	13,214
Prepaid expenses and other current assets	4,680	3,425
Assets of discontinued operations, including cash of $5,187	—	58,366

Total current assets	309,695	399,367
Long-term investments, available-for-sale	70,259	—
Property and equipment, net	15,085	13,281
Other investments	—	1,396
Goodwill	149,870	57,133
Other intangible assets, net	41,509	20,388
Other long-term assets	1,447	750

Total assets	$587,865	$492,315

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,364	$4,363
Accrued expenses and other current liabilities	34,168	29,529
Deferred revenue	9,971	3,315
Liabilities of discontinued operations	—	8,501

Total current liabilities	47,503	45,708
Long-term liabilities:
Long-term deferred revenue	—	75
Deferred taxes	5,390	—

Total long-term liabilities	5,390	75
Total liabilities	52,893	45,783
Stockholders' equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	1,732,983	1,707,617
Accumulated deficit	(1,198,750)	(1,262,294)
Accumulated other comprehensive income	736	1,206

Total stockholders' equity	534,972	446,532

Total liabilities and stockholders' equity	$587,865	$492,315

Summary of cash and marketable investments:
Cash and cash equivalents	$194,046	$223,858
Short-term investments, available-for-sale	46,111	71,465
Long-term investments, available-for-sale	70,259	—

Cash and marketable investments	$310,416	$295,323

InfoSpace, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine months ended September 30,
	2004	2003
Operating Activities:
Net income (loss)	$63,544	$(16,207)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations	(31,399)	(927)
Depreciation and amortization	12,029	13,719
Impairment of other intangible assets	—	1,151
Warrant and stock-related revenue	—	(135)
Warrant and stock-based compensation expense	981	360
Bad debt expense (recovery)	276	(1,066)
Loss (gain) on equity investments	(425)	11,940
Restructuring charges and other, net	(400)	2,059
Loss on disposal of assets	28	451
Gain on sale of non-core services	—	(4,152)
Other	19	(46)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(18,933)	(974)
Notes and other receivables	(763)	(2,066)
Prepaid expenses and other current assets	(162)	(896)
Other long-term assets	(697)	81
Accounts payable	(3,926)	(1,875)
Accrued expenses and other current liabilities	4,336	18,378
Deferred revenue	6,581	231
Discontinued operations net assets	—	4,965

Net cash provided by operating activities	31,089	24,991
Investing Activities:
Business acquisitions, net of cash acquired	(115,633)	(270)
Purchase of intangible assets	—	(55)
Purchases of property and equipment	(6,864)	(780)
Proceeds from the sale of assets	320	—
Proceeds from the sale of non-core services	—	3,070
Proceeds from the sale of discontinued operation	82,000	—
Proceeds from the sale of equity investments	81	11,937
Short-term investments, net	24,965	49,113
Long-term investments, net	(70,259)	—

Net cash provided (used) by investing activities	(85,390)	63,015
Financing activities:
Proceeds from exercise of stock options	23,342	2,222
Proceeds from issuance of stock through employee stock purchase plan	1,147	906

Net cash provided by financing activities	24,489	3,128

Net increase (decrease) in cash and cash equivalents	(29,812)	91,134
Cash and cash equivalents:
Beginning of period	223,858	120,092

End of period	$194,046	$211,226

6

InfoSpace, Inc

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine months ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Search & Directory
Revenue	$42,012	$23,777	$109,664	$65,552
Operating expense	23,544	11,492	62,764	29,337

Segment income (1)	18,468	12,285	46,900	36,215
Segment margin	44.0%	51.7%	42.8%	55.2%

Mobile
Revenue	25,139	5,677	60,016	18,650
Operating expense	17,974	4,843	42,540	15,145

Segment income (1)	7,165	834	17,476	3,505
Segment margin	28.5%	14.7%	29.1%	18.8%

Non-Core Services
Revenue	—	1,778	—	8,998
Operating expense	—	917	—	4,895

Income (1)	—	861	—	4,103

Total
Total segment revenue	67,151	31,232	169,680	93,200
Total segment operating expense	41,518	17,252	105,304	49,377

Total segment income (1)	25,633	13,980	64,376	43,823
Total segment margin	38.2%	44.8%	37.9%	47.0%

Corporate
Operating Expenses	8,730	7,495	26,523	25,939
Depreciation	1,681	2,342	5,225	8,852
Amortization of intangible assets	3,061	1,622	6,804	4,867
Impairment of other intangible assets	—	1,151	—	1,151
Restructuring charges and other, net	(246)	1,405	(2,856)	15,830
Loss (gain) on investments	33	(74)	(425)	11,940
Other income, net	(1,000)	(681)	(3,161)	(7,470)
Income tax expense (benefit)	18	(85)	121	(152)
Income from discontinued operations (2)	—	(787)	(31,399)	(927)

	12,277	12,388	832	60,030

Total Net Income (Loss)	$13,356	$1,592	$63,544	$(16,207)

For each of the business segments, Search & Directory and Mobile, the financial information above is presented to the Company’s chief operating decision maker.

(1)	Amounts exclude depreciation, amortization and allocation of corporate expenses.
(2)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented. Income from discontinued operations is comprised of segment results from Payment Solutions, which includes previously reported segment revenues, segment income and unallocated depreciation, amortization and corporate expenses that were attributed to Payment Solutions, less allocated income taxes. Additionally, in the nine months ended September 30, 2004, the Company recorded a gain on the sale of the Payment Solutions business of $29.1 million .